EXHIBIT 5.1


                       SCHRECK MORRIS
                      Attorneys at Law
                  600 East Charleston Blvd.
                  Las Vegas, Nevada  89104

                       (702) 382-2101
                    Fax:  (702) 382-8135


                       August 25, 1997


Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada  89109

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as special Nevada counsel for Ameristar Casinos, Inc., a Nevada corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 600,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares") issuable under the Company's Management Stock Option Incentive Plan, as amended (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Company has previously registered 1,000,000 shares of the Company's Common Stock issuable under the Plan pursuant to a Registration Statement on Form S-8 (File No. 33-83378) (the "1994 Registration Statement") which was filed with the Commission on August 29, 1994.

      In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement and the 1994 Registration Statement, and we have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, as we have deemed necessary and appropriate for the purpose of this opinion.

      Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory,
(ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

      Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued and sold in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

      We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

      We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Yours very truly,


                              SCHRECK MORRIS